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                           MERIDIAN INDUSTRIAL TRUST, INC.




                                SEVERANCE BENEFIT PLAN



















                          EFFECTIVE February 5, 1998.

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                           MERIDIAN INDUSTRIAL TRUST, INC.
                                SEVERANCE BENEFIT PLAN


                                      ARTICLE I
                                     DEFINITIONS

     I.1 "BASE PAY" means an Employee's then current weekly base salary or average weekly wages (if paid on an hourly basis) as determined before any deferrals therefrom under the applicable employee benefit plans of the Company. "Base Pay" does not include any bonus, stock options, commission, incentive pay, overtime, auto or travel allowance, or other such payments or compensation.

     I.2  "BOARD" means the Board of Directors of the Company.

     I.3 "CHANGE OF CONTROL" means the occurrence of any of the following events:

     (a) The acquisition by any person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 35% or more of either the then outstanding shares of common stock of Meridian (the "OUTSTANDING COMPANY COMMON STOCK") or the combined voting power of the then outstanding voting securities of Meridian entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from Meridian; (2) any acquisition by Meridian; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Meridian or any entity controlled by Meridian; (4) any acquisition by any entity pursuant to a transaction which complies with clauses (1),
          (2) and (3) of subsection (c) below; and (5) an acquisition of beneficial ownership that is a direct result of a redemption, repurchase, or cancellation of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities authorized by the Incumbent Board (as defined below);

               (b) Individuals who, as of the date of this Agreement, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by Meridian's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a

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          result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

               (c) Consummation of a reorganization, merger, or consolidation, a sale or other disposition of all or substantially all of the assets of Meridian, or an acquisition of assets of another company (a "BUSINESS COMBINATION"), unless following such Business Combination
          (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including an entity which as a result of such transaction owns Meridian or all or substantially all of Meridian's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (2) no person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of Meridian or such entity resulting from such Business Combination) beneficially owns directly or indirectly 35% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board or members of the Board when it provided for such Business Combination; or

               (d) Approval by Meridian's stockholders of a complete liquidation or dissolution of Meridian.

     I.4 "CAUSE" means, in the context of an Employee's termination or separation from employment with the Company, the Employee's (a) failure
(1) (other than as a result of incapacity due to physical or mental illness) to substantially perform the obligations and duties assigned to him by the Board or the CEO, as applicable, or (2) to follow the established, reasonable, and material policies, standards, and regulations of Meridian, in each case as determined by the Board, and which is not remedied in a reasonable period of time after receipt of written notice from Meridian specifying such failure;
(b) willful engagement in gross misconduct injurious to Meridian or to any of its subsidiaries or affiliates, or to any of its or their employees; or (c) conviction in a court of law of, or pleading of guilty or nolo contendere/no

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contest to, any crime that constitutes a felony in the jurisdiction involved, or any crime involving moral turpitude.

     I.5 "COMPANY" OR "MERIDIAN" means Meridian Industrial Trust, Inc., a Maryland corporation together with its Subsidiaries.

     I.6 "ELIGIBLE EMPLOYEE" means each Employee other than (a) an Employee whose terms and conditions of employment are governed by a collective bargaining agreement, unless such agreement provides for his coverage under the Plan, (b) a nonresident alien who has no United States source income, (c) an Employee who is a party to a separate severance agreement with the Company or an individual employment agreement with the Company providing for severance benefits.

     I.7 "EMPLOYEE" means any individual who is employed full-time by the Company and who, on average, regularly works at least 32 hours per week for the Company. "Employee" does not include any individual who is employed part-time by the Company or who is considered a temporary employee by the Company.

     I.8 "PLAN" means this Meridian Industrial Trust, Inc. Severance Benefit Plan, as amended from time to time.

     I.9  "PLAN ADMINISTRATOR" means the Company.

     I.10 "SUBSIDIARY" means an entity in which the Company owns directly or indirectly, at least a majority of (a) the outstanding securities or other interests having the voting power to elect directors or (b) the economic interests in the profits and assets of the entity.


                                    ARTICLE II
                            GENERAL SEVERANCE BENEFIT

     II.1 SEVERANCE BENEFIT. The Company shall provide severance benefits as set forth in Article III to Eligible Employees, pursuant to the terms, conditions, and limitations set forth in the Plan.


                                     ARTICLE III
                                  SEVERANCE BENEFITS

     III.1 SEVERANCE BENEFITS.

          (a) Each Eligible Employee shall be entitled to severance benefits under the Plan if the Company terminates his employment after the occurrence of a Change of

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     Control other than for Cause.

          (b) Each Eligible Employee entitled to severance benefits hereunder shall receive such benefits equal to one month's Base Pay for each full year of service with the Company or Meridian Point Properties, Inc., provided, however, that no Eligible Employee shall receive severance benefits of less than two months' Base Pay or more than six months' Base Pay. Notwithstanding the foregoing, the Plan Administrator may in its dicretion provide for severance benefits in excess of six month's Base Pay in individual cases.

     III.2 TERMINATION AGREEMENT. Notwithstanding any other provision in the Plan to the contrary, as consideration for receiving severance benefits under the Plan, the Plan Administrator may require each Eligible Employee who is otherwise entitled to receive such benefits to execute a termination agreement, including a release of all claims and a confidentiality provision, substantially in the form of EXHIBIT A attached hereto. If an Eligible Employee fails to properly execute any required termination agreement, he shall receive no severance benefits under the Plan.

     III.3 VOLUNTARY TERMINATION. Notwithstanding any other provision in the Plan to the contrary, an Eligible Employee who voluntarily terminates employment with the Company after the occurrence of a Change of Control shall receive no severance benefits under the Plan, unless the Plan Administrator, in its complete discretion, determines that severance benefits are appropriate in the particular situation.

     III.4 EXTRAORDINARY TRANSACTIONS. In addition to the severance benefits listed above, the Plan Administrator shall have absolute discretion to grant additional severance or similar

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benefits in connection with a Business Combination or other transaction or event constituting a Change of Control.

     III.5 TERMINATION FOR CAUSE. If an Eligible Employee has been terminated for Cause after the occurrence of a Change of Control, the Plan Administrator shall have absolute discretion to determine whether or not such Eligible Employee shall receive any severance benefits under the Plan.

     III.6 FORM OF BENEFIT. Benefits shall be paid in a lump sum or in monthly installments over a period of up to six months, as determined by the Plan Administrator.

     III.7 MEDICAL BENEFITS. Nothing in the Plan shall be construed to limit the right of any Eligible Employee to any benefits under COBRA.


                                      ARTICLE IV
                                  GENERAL PROVISIONS

     IV.1 FUNDING AND COST OF PLAN. The benefits provided herein shall be unfunded and shall be provided from the Company's general assets. The cost of providing benefits under the Plan shall be borne by the Company.

     IV.2 NAMED FIDUCIARY. The Plan Administrator shall be the named fiduciary for purposes of the Employee Retirement Income Security Act of 1974, as amended.

     IV.3 ADMINISTRATION. The Plan Administrator shall be responsible for the management and control of the operation and the administration of the Plan, including interpretation of the Plan, decisions pertaining to eligibility to participate in the Plan, computation of Plan benefits, granting or denial of benefit claims, and review of claims denials. The Plan Administrator has absolute discretion in the exercise of its powers and responsibilities. The Company may, by action of the Compensation Committee of the Board, delegate any or all of its powers and responsibilities as Plan Administrator to an individual, a committee, or both. To the extent the Company delegates its responsibilities and powers as Plan Administrator, the Company shall indemnify and hold harmless each such delegate (and any other individual acting on such delegate's behalf) against any and all expenses and liabilities arising out of such person's administrative functions or fiduciary responsibilities, excepting only expenses and liabilities arising out of the person's own willful misconduct; expenses against which such person shall be indemnified hereunder include the amounts of any settlement, judgment, attorneys' fees, costs of court, and any other related charges reasonably incurred in connection with a claim, proceeding, settlement, or other action under the Plan.

     IV.4 PLAN YEAR. The plan shall be administered on a calendar-year basis. Accordingly, the plan year shall be the twelve-consecutive-month period commencing January 1

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of each year.

     IV.5 AMENDMENT AND TERMINATION. The Plan may be amended or terminated at any time, by means of a written instrument executed by the Company's Chief Executive Officer or his designee.

     IV.6 CLAIMS PROCEDURE AND REVIEW. Claims for benefits under the Plan shall be made in writing to the Plan Administrator. If a claim for benefits is wholly or partially denied, the Plan Administrator shall, within a reasonable period of time but no later than 90 days after receipt of the claim (or 180 days after receipt of the claim if special circumstances require an extension of time for processing the claim), notify the claimant of the denial. Such notice shall (i) be in writing, (ii) be written in a manner calculated to be understood by the claimant, (iii) contain the specific reason or reasons for denial of the claim,
(iv) refer specifically to the pertinent Plan provisions upon which the denial is based, (v) describe any additional material or information necessary for the claimant to perfect the claim (and explain why such material or information is necessary), and (vi) explain the Plan's claim review procedure. Within 60 days of the receipt by the claimant of this notice, the claimant may file a written appeal with the Plan Administrator. In connection with the appeal, the claimant may review plan documents and may submit written issues and comments. The Plan Administrator shall deliver to the claimant a written decision on the appeal promptly, but not later than 60 days after the receipt of the claimant's appeal (or 120 days after receipt of the claimant's appeal if there are special circumstances which require an extension of time for processing). Such decision shall (i) be written in a manner calculated to be understood by the claimant,
(ii) include specific reasons for the decision, and (iii) refer specifically to the Plan provisions upon which the decision is based. If special circumstances require an extension, up to 180 or 120 days, whichever applies, the Plan Administrator shall send written notice of the extension. This notice shall indicate the special circumstances requiring the extension and state when the Plan Administrator expects to render the decision.

     IV.7 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract of employment between the Company and any person, to be consideration for the employment of any person, or to have any effect whatsoever on the at-will employment relationship. Nothing in the Plan shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time. Nothing in the Plan shall be deemed to give the Company the right to require any person to remain in the employ of such Employer or to restrict any person's right to terminate his employment at any time.

     IV.8 GOVERNING LAW. This Plan shall be interpreted under the laws of the State of California, except to the extent preempted by federal law.

     IV.9 GENDER; NUMBER; INCLUDING. Wherever appropriate herein, the masculine, neuter, and feminine genders shall be deemed to include each other, and the plural shall be deemed to include the singular and vice versa. The terms "including" and "includes" are each

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"without limitation," unless the context clearly indicates to the contrary.

     IV.10 INDEPENDENT CONTRACTORS. Notwithstanding any provision of the Plan to the contrary, no individual who is designated, compensated, or otherwise classified as an independent contractor shall be eligible for benefits under the Plan.

     IV.11 OFFER TO REHIRE. Notwithstanding any Plan provisions to the contrary, benefits under the Plan terminate when the former employee is rehired by the Company.

     IV.12 OVERPAYMENT. If, due to mistake or any other reason, a person receives benefits under this Plan in excess of what the Plan provides, that person shall repay the overpayment to the Company within 30 days of notice of the amount of overpayment. If that person fails to so repay the overpayment, then without limiting any other remedies available to the Company, the Company may deduct the amount of the overpayment from any other benefits which become payable to that person under the Plan.

     IV.13 HEADINGS. The headings of the Articles and Sections are included solely for convenience. If the headings and the text of the Plan conflict, the text shall control. All references to Articles and Sections are to the Plan unless otherwise indicated.

     IV.14 SEVERABILITY. Each part, term or provision of this Plan is severable from the others. Notwithstanding any possible future finding by a duly constituted authority that a particular part, term or provision is invalid, void or unenforceable, this Plan has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.

     IV.15 NO BENEFITS.    Notwithstanding any Plan provision to the
contrary, in connection with the disposition of substantial stock or assets of the Company or any affiliate, if an Eligible Employee is offered employment with the entity or any affiliate that acquired such stock or assets on terms reasonably comparable to the Eligible Employee's employment with the Company, no termination will be deemed to have occurred and no benefits will be payable under the Plan unless such payments are expressly authorized by the Plan Administrator.

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     IN WITNESS WHEREOF, Meridian Industrial Trust, Inc. executed the Meridian
Industrial Trust, Inc. Severance Benefit Plan, effective this date, on February 5, 1998.


                                   MERIDIAN INDUSTRIAL TRUST, INC.


                                   By:
                                   Name:
                                   Title:

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